                                                                     Exhibit 4.1


                         ONEPOINT COMMUNICATIONS CORP.

                         AND THE SUBSIDIARY GUARANTORS
                           LISTED ON EXHIBIT A HERETO


                          175,000 Units Consisting of

                      $175,000,000 of 14 1/2% Senior Notes
                                    due 2008
                                      and
              Warrants to Purchase 111,125 Shares of Common Stock


                               Purchase Agreement

                                  May 15, 1998


                            BEAR, STEARNS & CO. INC.

                     NATIONSBANC MONTGOMERY SECURITIES LLC

                         ONEPOINT COMMUNICATIONS CORP.

                          175,000 Units Consisting of

                 $175,000,000 of 14 1/2% Senior Notes due 2008
                                      and
              Warrants to Purchase 111,125 Shares of Common Stock

                               PURCHASE AGREEMENT

                                                                    May 15, 1998


Bear, Stearns & Co. Inc.
NationsBanc Montgomery Securities LLC
c/o Bear, Stearns & Co. Inc.
    245 Park Avenue
    New York, New York 10167

Ladies & Gentlemen:

          OnePoint Communications Corp., a Delaware corporation (the "Company"), proposes to issue and sell to Bear, Stearns & Co. Inc. and NationsBanc Montgomery Securities LLC (together, the "Initial Purchasers") an aggregate of 175,000 units (the "Units") consisting in the aggregate of $175,000,000 of 14 1/2% Senior Notes due 2008 (the "Series A Notes") and Warrants (the "Warrants") to purchase 111,125 shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company (the "Warrant Shares"), subject to the terms and conditions set forth herein. Each Unit will consist of (a) $1,000 principal amount of the Series A Notes and (b) one Warrant, to purchase .635 shares of Common Stock. The Series A Notes will be issued pursuant to an indenture (the "Indenture"), to be dated the Closing Date (as defined below), between the Company, the Subsidiary Guarantors (as defined below) and Harris Trust and Savings Bank, as trustee (the "Trustee"). The Company's payment obligations under the Notes will be jointly and severally guaranteed (the "Subsidiary Guarantees") by the entities listed on Exhibit A hereto (the "Subsidiary Guarantors"). The Warrants will be issued pursuant to a warrant agreement (the "Warrant Agreement") to be dated the Closing Date, between the Company and Harris Trust and Savings Bank, as warrant agent (the "Warrant Agent"). The Series A Notes and the Warrants comprising each Unit will not be separable until the earlier of (i) the date that is six months following the initial sale of the Units, (ii) the commencement of the Exchange Offer (as defined below), (iii) the date on which the Shelf Registration Statement (as defined below) is declared effective, (iv) a Change of Control (as defined below) or (v) such date as Bear Stearns & Co. Inc. may, in its sole discretion, deem appropriate (such date, the "Separation Date"). The Units, the Series A Notes and the Warrants are more fully described in the Offering Memorandum referred to below.

     1. Issuance of Securities. The Company proposes to, upon the terms and subject to the conditions set forth herein, issue and sell to the Initial Purchasers the Units. The Series A Notes forming a part of the Units and the Series B Notes (as defined below) issuable in exchange therefore are hereinafter collectively referred to as the "Notes." The Units, the Notes and the Warrants are collectively referred to herein as the "Securities." Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Indenture.

     Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Units, the Notes, the Warrants and the Warrant Shares (and all securities issued in exchange or in substitution therefor) shall bear the legends required by the Indenture.

     2. Offering. The Units will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements under the Securities Act. The Company has prepared a preliminary offering memorandum, dated April 29, 1998 (the "Preliminary Offering Memorandum"), and a final offering memorandum, dated May 15, 1998 (the "Offering Memorandum"), relating to the Company and the Units.

          The Initial Purchasers have advised the Company that the Initial Purchasers will make offers to resell (the "Exempt Resales") the Units on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to persons whom any of the Initial Purchasers reasonably believe to be "qualified institutional buyers," as defined in Rule 144A under the Securities Act ("QIBs"). Such QIBs are also be referred to herein as the "Eligible Purchasers." The Initial Purchasers will offer the Units to such Eligible Purchasers initially at a purchase price equal to 100% of the amount thereof.

          Holders (including subsequent transferees) of the Notes will have the registration rights set forth in the registration rights agreement relating thereto (the "Registration Rights Agreement"), and holders (including subsequent transferees) of the Warrants and Warrant Shares will have the registration rights set forth in the registration rights agreement relating thereto (the "Warrant Registration Rights Agreement"), to be dated the Closing Date for so long as such Notes, Warrants or any Warrant Shares constitute "Transfer Restricted Securities" (as defined in such agreements). Pursuant to the Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the "Commission"), under the circumstances set forth therein, (i) a registration statement under the Securities Act (the "Exchange Offer Registration Statement") with respect to an offer to exchange (the "Exchange Offer") the Series A Notes for a new issue of debt securities of the Company (the "Series B Notes") and (ii) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement") relating to the resale by certain holders of the Series A Notes, and to use its best efforts to cause such Registration Statements to be declared effective and consummate the Exchange Offer. This Agreement, the Securities, the Indenture, the Warrant Agreement, the Registration Rights Agreement and the Warrant Registration Rights Agreement are hereinafter sometimes referred to collectively as the "Operative Documents."

     3.   Purchase, Sale and Delivery.

          (a) On the basis of the representations, warranties and covenants contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell to each Initial Purchaser, and each Initial Purchaser agrees severally and not jointly to purchase from the Company, that number of Units set forth opposite such Initial Purchasers name on Schedule I hereto. The purchase price for the Units shall be $970.00 per Unit.

          (b) Delivery of, and payment of the purchase price for, the Units shall be made at the offices of Latham & Watkins, 233 South Wacker Drive, Suite 5800, Chicago, Illinois 60606, or such other location as may be mutually acceptable. Such delivery and payment shall be made at 10 a.m., New York City time, on May 21, 1998 or at such other time as shall be agreed upon by the Initial Purchasers and the Company. The time and date of such delivery and payment are herein called the "Closing Date."

          (c) Units sold to QIBs will be represented by one or more permanent global Units in definitive, fully registered form without interest coupons (each a "Global Unit") registered in the name of Cede & Co., as nominee of DTC, having an aggregate amount corresponding to the aggregate amount of the Units sold to QIBs. Each Global Unit will be comprised of one or more global certificates for the Notes (the "Global Notes") and one or more global certificates for the Warrants (the "Global Warrants" and, together with the Global Notes and Global Units, the "Global Securities"). The Global Securities shall be delivered by the Company to the Initial Purchasers (or as the Initial Purchasers direct), against payment by the Initial Purchasers of the purchase price therefor, by wire transfer of immediately available funds to an account specified by the Company or as the Company may direct in writing; provided that the Company shall give at least two business days' prior written notice to the Initial Purchasers of the information required to effect such wire transfers. The Global Units, Global Notes and Global Warrants shall be made available to the Initial Purchasers for inspection not later than 10:00 a.m., New York City time, on the business day immediately preceding the Closing Date.

     4. Agreements of the Company and the Subsidiary Guarantors. The Company and the Subsidiary Guarantors, jointly and severally, covenant and agree with each of the Initial Purchasers as follows:

          (a) Prior to the completion of the distribution of the Securities by the Initial Purchasers to the Eligible Purchasers, to advise the Initial Purchasers promptly and, if requested by the Initial Purchasers, confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority and (ii) of the happening of any event that makes any statement of a material fact made in the Preliminary Offering Memorandum or the Offering Memorandum untrue or that requires the making of any additions to or changes in the Preliminary Offering Memorandum or the Offering Memorandum in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Company and the Subsidiary Guarantors shall use their reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Securities under any state securities or Blue Sky laws and, if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any Securities under any state securities or Blue Sky laws, the Company and the Subsidiary Guarantors shall use their reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

          (b) To furnish the Initial Purchasers and those persons identified by the Initial Purchasers to the Company, without charge, as many copies of the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request. The Company and the Subsidiary Guarantors consent to the use, in accordance with the securities or Blue Sky laws of the jurisdictions in which the Securities are offered, by the Initial Purchasers and by dealers to whom the Securities may be sold (i) prior to the date of the Offering Memorandum, of the Preliminary Offering Memorandum and (ii) of the Offering Memorandum (and any amendments and supplements thereto), in each case in connection with the offering and sale of the Securities.

          (c) Not to amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum prior to the Closing Date unless the Initial Purchasers shall previously have been advised thereof and shall not have objected thereto within a reasonable time after being furnished a copy of the proposed amendment or supplement. The Company and the Subsidiary Guarantors shall promptly prepare, upon the Initial Purchasers' request, any amendment or supplement to the Preliminary Offering Memorandum or the Offering Memorandum that may be necessary or advisable in connection with Exempt Resales.

          (d) If, after the date hereof and prior to consummation of any Exempt Resale, any event shall occur as a result of which, in the judgment of the Company and the Subsidiary Guarantors or in the reasonable opinion of either counsel to the Company and the Subsidiary Guarantors or counsel to the Initial Purchasers, it becomes necessary or advisable to amend or supplement the Preliminary Offering Memorandum or Offering Memorandum in order to make the statements therein, in the light of the circumstances under which such statements were made, not misleading, or if it is necessary or advisable to amend or supplement the Preliminary Offering Memorandum or Offering Memorandum to comply with applicable law, (i) to notify the Initial Purchasers of such occurrence and (ii) forthwith to prepare an appropriate amendment or supplement to such document and furnish to the Initial Purchasers a reasonable number of copies thereof.

          (e) To cooperate with the Initial Purchasers and counsel to the Initial Purchasers in connection with the qualification or registration of the Units under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may reasonably request and to continue such qualification in effect so long as required for the Exempt Resales; provided, however that neither the Company nor any Subsidiary Guarantor shall be required in connection therewith to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to service of process in suits or taxation, in each case, other than as to matters and transactions relating to or arising out of the offering or sale of the Units in any jurisdiction where it is not now so subject.

          (f) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, to pay all costs, expenses, fees and taxes incident to the performance of the obligations of the Company and the Subsidiary Guarantors hereunder, including in connection with (i) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum (including, without limitation, financial statements) and all amendments and supplements thereto required pursuant hereto, (ii) the issuance, transfer and delivery by the Company of the Securities to the Initial Purchasers, (iii) the qualification or registration of the Securities for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the cost of preparing, printing and mailing a preliminary and final Blue Sky Memorandum and the reasonable fees and disbursements of counsel to the Initial Purchasers relating thereto), (iv) furnishing such copies of the Preliminary Offering Memorandum and the Offering Memorandum, and all amendments and supplements thereto, as may be requested by the Initial Purchasers for use in connection with Exempt Resales, (v) the preparation of certificates for the Securities, (vi) the fees, disbursements and expenses of the Company's counsel and accountants, (vii) all expenses and listing fees in connection with the application for quotation of the Securities in the National Association of Securities Dealers, Inc. ("NASD") Automated Quotation System - PORTAL ("PORTAL"), (viii) all fees and expenses (including fees and expenses of counsel) of the Company in connection with the approval of the Securities by DTC for "book-entry" transfer, (ix) rating the Securities by rating agencies, (x) the reasonable fees and expenses of the Trustee and its counsel in connection with the Indenture and the Notes, (xi) the reasonable fees and expenses of the Warrant Agent and its counsel in connection with the Warrant Agreement and the Warrants, (xii) the performance by the Company and the Subsidiary Guarantors of their other obligations under this Agreement and the other Operative Documents, rating the Securities by rating agencies and (xiii) "roadshow" travel and other documented and reasonable expenses incurred in connection with the marketing and sale of the Securities.

          (g) To use the proceeds from the sale of the Units substantially in the manner described in the Offering Memorandum under the caption "Use of Proceeds."

          (h) Not to voluntarily claim, and to resist actively any attempts to claim, the benefit of any usury laws against the holders of any Securities.

          (i) To do and perform all things required to be done and performed under this Agreement by it prior to or after the Closing Date and to satisfy all conditions precedent to the Initial Purchasers' obligations to purchase the Units.

          (j) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Units in a manner that would require the registration under the Securities Act of the sale to the Initial Purchasers or the Eligible Purchasers of the Units, the Notes or the Warrants or to take any other action that would result in the Exempt Resales not being exempt from registration under the Securities Act.


          (k) For so long as any of the Securities remain outstanding and during any period in which the Company and the Subsidiary Guarantors are not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to make available upon request to any beneficial owner of Securities in connection with any sale thereof and any prospective purchaser of such Securities from such beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act.

          (l) To cause the Exchange Offer to be made in the appropriate form to permit registered Series B Notes to be offered in exchange for the Series A Notes and to comply with all applicable federal and state securities laws in connection with the Exchange Offer.

          (m) To comply with all of their agreements set forth in the Registration Rights Agreement, the Warrant Registration Rights Agreement and all agreements set forth in the representation letters of the Company to DTC relating to the approval of the Securities by DTC for "book-entry" transfer.

          (n) To use commercially reasonable best efforts to cause the securities to be designated as eligible for PORTAL and to obtain approval of the Securities by DTC for "book-entry" transfer.

          (o) For so long as any of the Securities remain outstanding, to deliver without charge to each of the Initial Purchasers, promptly upon request, copies of (i) all reports or other publicly available information that the Company shall mail or otherwise make available to its security holders generally and (ii) all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange and other information made publicly available by the Company, including without limitation, press releases.

          (p) Prior to the Closing Date, to furnish to each of the Initial Purchasers, as soon as they have been prepared in the ordinary course by the Company, copies of all available consolidated financial statements or any unaudited interim financial statements of the Company for any period subsequent to the periods covered by the financial statements appearing in the Offering Memorandum.

          (q) Not to take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company or any of the Subsidiary Guarantors to facilitate the sale or resale of the Securities.

          (r) Not to distribute the Preliminary Offering Memorandum, the Offering Memorandum or any other offering material in connection with the offering and sale of the Securities, except as permitted by the Securities Act.

          (s) To reserve and continue to reserve as long as any Warrants remain outstanding, a sufficient number of shares of Common Stock for issuance upon exercise of the Warrants.

          (t) To place $80,400,000 of net proceeds of the Offering of the Units in an Escrow Account (as defined in the Offering Memorandum) to be held by the Collateral Agent under the Pledge Agreement (as defined in the Offering Memorandum).

          (u) To cause each certificate for a Note to bear the legend contained in the Indenture for the time period and upon the other terms stated in the Indenture.

          (v) To file with the Commission, not later than 15 days after the Closing Date, five copies of a notice on Form D under the Securities Act (one of which will be manually signed by a person duly authorized by the Company); to otherwise comply with the requirements of Rule 503 under the Securities Act; and to furnish promptly to the Initial Purchasers evidence of each such required timely filing (including a copy thereof).

          (w) During the period of 180 days following the date of the Offering Memorandum, not to, without the prior written consent of Bear, Stearns & Co. Inc. (which consent may be withheld at the sole discretion of Bear, Stearns, Co. Inc.), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company substantially similar to the Notes or securities exchangeable for or convertible into debt securities of the Company substantially similar to the Notes (other than as contemplated by this Agreement and pursuant to the Registration Rights Agreement and the Warrant Registration Rights Agreement).

     5. Representations and Warranties of the Company and the Subsidiary Guarantors. The Company and the Subsidiary Guarantors acknowledge that each of the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 9 hereof, counsel to the Company and the Subsidiary Guarantors and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the following representations and hereby consent to such reliance. In addition to the representations and warranties listed in this
Section 5, each certificate signed by any officer of the Company or any of the Subsidiary Guarantors and delivered to the Initial Purchasers or counsel for the Initial Purchasers pursuant to this Agreement shall be deemed to be a representation and warranty by the Company or such Subsidiary Guarantor, as the case may be, to the Initial Purchasers as to the matters covered thereby. The Company represents and warrants to each of the Initial Purchasers that:

          (a) The Preliminary Offering Memorandum and the Offering Memorandum have been prepared for use in connection with the Exempt Resales. The Preliminary Offering Memorandum and the Offering Memorandum do not, and any supplement or amendment to them will not, as of their respective dates, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph shall not apply to statements in or omissions from the Preliminary Offering Memorandum and the Offering Memorandum (or any supplement or amendment thereto) made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use therein. No stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act, has been issued.

          (b) When the Securities are issued and delivered pursuant to this Agreement, none of the Securities will be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

          (c) Each of the Company and each Subsidiary Guarantor has been duly incorporated or formed and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation and has the power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum. Each of the Company and each Subsidiary Guarantor is duly qualified as a foreign corporation or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and the Subsidiary Guarantors, considered as one entity (any such change is called a "Material Adverse Change").

          (d) All of the outstanding shares of capital stock of the Company have been duly authorized, validly issued, and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. At December 31, 1997, after giving effect to the issuance and sale of the Units pursuant hereto and the application of the net proceeds from the sale of the Units, the Company had the pro forma consolidated capitalization as set forth in the Offering Memorandum under the caption "Capitalization."

          (e) The Company is the sole member of each Subsidiary Guarantor, with the exception of VIC-RMTS-DC, LLC, and the Company's interest in each Subsidiary Guarantor is free and clear of any security interest, claim, lien, limitation on voting rights or encumbrance. The Company has no subsidiaries other than the Subsidiary Guarantors. As used in this Agreement, "subsidiary" or "subsidiaries" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a subsidiary of such Person or (b) the only general partners of which are such Person or of one or more subsidiaries or such Person (or any combination thereof).

          (f) All of the outstanding shares of capital stock of the Company were issued in reliance on the exemption from registration pursuant to Section 4(2) of the Securities Act and in compliance with the requirements thereof and any other statute, judgment, decree, order, rule or regulation of any court, regulatory body or administrative agency or other governmental body, domestic or foreign, having jurisdiction over the Company or such issuance.

          (g) Except as disclosed in the Offering Memorandum and other than the rights of the Company or any Subsidiary Guarantor in any Subsidiary Guarantor, there are not currently, and will not be as a result of the Offering, any outstanding subscriptions, acquisition rights, warrants, calls, commitments of sale or options to acquire any capital stock or other equity interest of the Company or any of the Subsidiary Guarantors, or instruments convertible into or exchangeable for, any capital stock or other equity interest of the Company or any of the Subsidiary Guarantors.

          (h) The Company and the Subsidiary Guarantors have all requisite power and authority to execute, deliver and perform their obligations under this Agreement and the other Operative Documents and to consummate the transactions contemplated hereby and thereby, including, without limitation, the power and authority to issue, sell and deliver the Securities and to issue and deliver the Subsidiary Guarantees as provided herein and therein and the power to effect the Use of Proceeds as described in the Offering Memorandum.

          (i) This Agreement has been duly and validly authorized, executed and delivered by the Company and each Subsidiary Guarantor and is the legally valid and binding agreement of the Company and each Subsidiary Guarantor, enforceable against the Company and each Subsidiary Guarantor in accordance with its terms, except insofar as indemnification and contribution provisions may be limited by applicable law or equitable principles and subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

          (j) The Indenture has been duly and validly authorized by the Company and each Subsidiary Guarantor (assuming due authorization, execution, delivery and performance by the Trustee), and when duly executed and delivered by the Company and each Subsidiary Guarantor, will be the legally valid and binding obligation of the Company and each Subsidiary Guarantor, enforceable against the Company and each Subsidiary Guarantor in accordance with its terms, subject to
(A) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally, (B) general principles of equity (whether considered in a proceeding in equity or at law) or (C) applicable public policy considerations. The Offering Memorandum contains a fair summary of the principal terms of the Indenture.

          (k) The Units have been duly and validly authorized by the Company for issuance and sale to the Initial Purchasers pursuant to the terms of this Agreement.

          (l) The Series A Notes have been duly and validly authorized by the Company for issuance and sale to the Initial Purchasers by the Company pursuant to this Agreement and, when issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof and thereof, will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, subject to (A) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally, (B) general principles of equity (whether considered in a proceeding in equity or at law) or (C) applicable public policy considerations. The Offering Memorandum contains a fair summary of the terms of the Series A Notes.

          (m) The Series B Notes have been duly and validly authorized for issuance by the Company and, when issued and authenticated in accordance with the terms of the Exchange Offer and the Indenture, will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, subject to (A) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally, (B) general principles of equity (whether considered in a proceeding in equity or at law) or (C) applicable public policy considerations. The Offering Memorandum contains a fair summary of the terms of the Series B Notes.

          (n) The Subsidiary Guarantees have been duly and validly authorized for issuance by each of the Subsidiary Guarantors and, when executed and delivered in accordance with the terms of the Indenture and when the Notes have been issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof and thereof, will be the legal, valid and binding obligations of each of the Subsidiary Guarantors, enforceable against each of them in accordance with their terms and entitled to the benefits of the Indenture, subject to (A) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally, (B) general principles of equity (whether considered in a proceeding in equity or at law) or (C) applicable public policy considerations. The Offering Memorandum contains a fair summary of the terms of the Subsidiary Guarantees.

          (o) The Registration Rights Agreement has been duly and validly authorized by the Company and each Subsidiary Guarantor and, when duly executed and delivered by the Company and each Subsidiary Guarantor, will be the legally valid and binding obligation of the Company and each Subsidiary Guarantor, enforceable against the Company and each Subsidiary Guarantor in accordance with its terms, subject to (A) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally, (B) general principles of equity (whether considered in a proceeding in equity or at law) or (C) applicable public policy considerations. The Offering Memorandum contains a fair summary of the principal terms of the Registration Rights Agreement.

          (p) The Warrant Agreement has been duly and validly authorized by the Company, and, when duly executed and delivered by the Company, will be the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (A) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally, (B) general principles of equity (whether considered in a proceeding in equity or at law) or (C) applicable public policy considerations. The Offering Memorandum contains a fair summary of the principal terms of the Warrant Agreement.

          (q) The Warrants have been duly and validly authorized for issuance and sale to the Initial Purchasers by the Company pursuant to this Agreement and, when issued and countersigned in accordance with the terms of the Warrant Agreement and delivered against payment therefor in accordance with the terms hereof and thereof, will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Warrant Agreement, subject to (A) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally, (B) general principles of equity (whether considered in a proceeding in equity or at law) or (C) applicable public policy considerations. The Offering Memorandum contains a fair summary of the principal terms of the Warrants.

          (r) The Warrants will be exercisable for Warrant Shares in accordance with the terms of the Warrant Agreement. The Warrant Shares have been duly authorized for issuance by the Company and, when issued and paid for upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and nonassessable, free of any preemptive or similar rights. The Company has reserved sufficient shares of Common Stock for issuance upon the exercise of the Warrants.

          (s) The Warrant Registration Rights Agreement has been duly and validly authorized by the Company and, when duly executed and delivered by the Company, will be the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (A) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally, (B) general principles of equity (whether considered in a proceeding in equity or at law) or (C) applicable public policy considerations. The Offering Memorandum contains a fair summary of the principal terms of the Warrant Registration Rights Agreement.

          (t) Neither the Company nor any of the Subsidiary Guarantors is, or, after giving effect to the offering of the Securities, will be (A) in violation of its organizational or governing documents, (B) in default in the performance of any bond, debenture, note, indenture, mortgage, deed of trust or other material agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, or (C) in violation of any local, state or Federal law, statute, ordinance, rule, regulation, requirement, judgment or court decree (including, without limitation, the Communications Act and the rules and regulations of the FCC and environmental laws, statutes, ordinances, rules, regulations, judgments or court decrees) applicable to it or any of its subsidiaries or any of its or their assets or properties (whether owned or leased) other than, in the case of clauses (B) and (C), any default or violation, other than the status of the Company's CLEC application in the District of Columbia as disclosed in the Offering Memorandum, or any default or violation that could not reasonably be expected to (x) individually or in the aggregate, result in a material adverse effect on the properties, business, results of operations, condition (financial or otherwise), affairs or prospects of the Company and its subsidiaries, taken as a whole, (y) interfere with or adversely affect the issuance or marketability of the Units pursuant hereto or (z) in any manner draw into question the validity of this Agreement or any other Operative Document or the transactions described in the Offering Memorandum under the caption "Use of Proceeds" (any of the events set forth in clauses (x), (y) or (z), a "Material Adverse Effect"). There exists no condition that, with notice, the passage of time or otherwise, would constitute a default under any such document or instrument, except as disclosed in the Offering Memorandum, except for any such condition which would not reasonably be expected to result in a Material Adverse Effect.

          (u) None of (A) the execution, delivery or performance by the Company or any of the Subsidiary Guarantors of this Agreement and the other Operative Documents, (B) the issuance and sale of the Securities and (C) consummation by the Company of the transactions contemplated hereby violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent which has not been obtained under, or result in the imposition of a lien or encumbrance other than a "Permitted Lien," as defined in the Indenture on any properties of the Company or any of its subsidiaries, or an acceleration of any indebtedness of the Company or any of its subsidiaries pursuant to, (i) the charter or bylaws or other organizational documents of the Company or any of its subsidiaries, (ii) any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or its subsidiaries or their properties is or may be bound, (iii) any statute, rule or regulation applicable to the Company or any of its subsidiaries or any of their assets or properties or (iv) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company or any of its subsidiaries or any of their assets or properties, except in the case of clauses
(ii), (iii) and (iv) for such violations, conflicts, breaches, defaults, consents, impositions of liens or accelerations that (x) would not singly, or in the aggregate, have a Material Adverse Effect or (y) which are disclosed in the Offering Memorandum. Other than as described in the Offering Memorandum, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, (A) any court or governmental agency, body or administrative agency (including, without limitation, the FCC) or (B) any other person is required for (1) the execution, delivery and performance by the Company or any of the Subsidiary Guarantors of this Agreement and the other Operative Documents, (2) the issuance and sale of the Securities and the transactions contemplated hereby and thereby, except (x) such as have been obtained and made (or, in the case of the Registration

Rights Agreement, will be obtained and made) under the Securities Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and state securities or Blue Sky laws and regulations or such as may be required by the NASD or (y) where the failure to obtain any such consent, approval, authorization or order of, or filing registration, qualification, license or permit would not reasonably be expected to result in a Material Adverse Effect.

          (v) There are no legal or governmental actions, suits or proceedings pending or, to the knowledge of the Company or any Subsidiary Guarantor, overtly threatened that are not disclosed in the Offering Memorandum (i) against or affecting the Company or any of its subsidiaries, (ii) which has as the subject thereof any officer or director (in any such capacity) of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best of the Company's knowledge, is threatened or imminent.

          (w) To the best of the Company's knowledge, no action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency that prevents the issuance of the Securities or prevents or suspends the use of the Offering Memorandum; no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued that prevents the issuance of the Securities, prevents or suspends the sale of the Securities in any jurisdiction referred to in Section 4(e) hereof or that could adversely affect the consummation of the transactions contemplated by this Agreement, the Operative Documents or the Offering Memorandum; and every request of any securities authority or agency of any jurisdiction to the Company for additional information has been complied with in all material respects.

          (x) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, (i) to the best of the Company's knowledge, neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, "Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company or any of its subsidiaries has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, "Environmental Claims"), pending or, to the best of the Company's knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the best of the Company's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

          (y) The Company and each of its subsidiaries has (i) good and marketable title to all of the properties and assets described in the Offering Memorandum or the financial statements included in the Offering Memorandum as owned by it, free and clear of all liens, charges, encumbrances and restrictions, except such as are described in the Offering Memorandum (including the liens imposed by the Company's Security Agreement with The Northern Trust Company) or as would not have a Material Adverse Effect, (ii) peaceful and undisturbed possession to the extent described in the Offering Memorandum under all material leases to which it is a party as lessee, (iii) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all federal, state and local authorities (including, without limitation, the FCC), all self-regulatory authorities and all courts and other tribunals (each an "Authorization") necessary to engage in the business conducted by the Company and its subsidiaries in the manner described in the Offering Memorandum, except as described in the Offering Memorandum, and no such Authorization contains a materially burdensome restriction that is not disclosed in the Offering Memorandum and (iv) no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Authorization. Except where the failure to be in full force and effect would not have a Material Adverse Effect, all such Authorizations are valid and in full force and effect and the Company and each of its subsidiaries is in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect thereto. All material leases to which the Company and each of its subsidiaries is a party are valid and binding and no default by the Company or any of its subsidiaries has occurred and is continuing thereunder and, to the best knowledge of the Company, no material defaults by the landlord are existing under any such lease that could reasonably be expected to result in a Material Adverse Effect.

          (z) The Company and its subsidiaries own, possess or have the right to employ sufficient patents, patent rights, licenses (including all FCC, state, local or other jurisdictional regulatory licenses), inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, software, systems or procedures), trademarks, service marks and trade names, inventions, computer programs, technical data and information (collectively, the "Intellectual Property Rights") reasonably necessary to conduct their businesses as now conducted, other than the status of the Company's CLEC application in the District of Columbia as described in the Offering Memorandum; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. The Intellectual Property Rights presently employed by the Company and its subsidiaries in connection with the businesses now operated by them or which are proposed to be operated by them are owned free and clear of and without violating any right, claimed right, charge, encumbrance, pledge, security interest, restriction or lien of any kind of any other person except such as are described in the Offering Memorandum (including the liens imposed by the Company's Security Agreement with the Northern Trust Company) and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing except as would not reasonably be expected to have a Material Adverse Effect. The use of the Intellectual Property in connection with the business and operations of the Company and its subsidiaries does not infringe on the rights of any person, except as could not reasonably be expected to have a Material Adverse Effect.

          (aa) None of the Company or any of its subsidiaries, or, or to the best knowledge of the Company, any of their respective officers, directors, partners, employees, agents or affiliates or any other person acting on behalf of the Company or any of its subsidiaries has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, official or employee of any governmental agency (domestic or foreign), instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is or may be in a position to help or hinder the business of the Company or any of its subsidiaries (or assist the Company or any of its subsidiaries in connection with any actual or proposed transaction) which (i) might subject the Company, or any other individual or entity to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign), (ii) if not given in the past, might have had a Material Adverse Effect or (iii) if not continued in the future, might have a Material Adverse Effect.

          (bb) All material tax returns required to be filed by the Company and its subsidiaries in all jurisdictions have been so filed. All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those which would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect and those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest. To the knowledge of the Company, there are no material proposed additional tax assessments against the Company or any of its subsidiaries or the assets or property of the Company or any of its subsidiaries. The Company has made adequate charges, accruals and reserves in the applicable financial statements included in the Offering Memorandum in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined.

          (cc) The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

          (dd) Except as disclosed in the Offering Memorandum, there are no holders of securities of the Company or any of its subsidiaries who, by reason of the execution by the Company or any of the Subsidiary Guarantors of this Agreement or any other Operative Document to which they are a party or the consummation by the Company or any of the Subsidiary Guarantors of the transactions contemplated hereby or thereby, have the right to request or demand that the Company or any of the Subsidiary Guarantors register under the Securities Act or analogous foreign laws and regulations securities held by them, other than such that have been duly waived.

          (ee) The Company and each of the Subsidiary Guarantors maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity in all material respects with generally accepted accounting principles and to maintain accountability for assets; and (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (ff) Each of the Company and the Subsidiary Guarantors are insured by insurers of recognized financial responsibility with policies in such amounts and with such deductibles and covering such risks as are customary for similarly situated businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction and acts of vandalism. The Company has no reason to believe that it or any Subsidiary Guarantor will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither the Company nor any Subsidiary Guarantor has been denied any insurance coverage which it has sought or for which it has applied.

          (gg) Neither the Company nor any Subsidiary Guarantor has (i) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company or any Subsidiary Guarantor to facilitate the sale or resale of the Units, the Notes or the Warrants or (ii) since the date of the Preliminary Offering Memorandum (A) sold, bid for, purchased or paid any person any compensation for soliciting purchases of, the Securities or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company or any Subsidiary Guarantor.

          (hh) No registration under the Securities Act of the Securities is required for the sale of the Units to the Initial Purchasers as contemplated hereby or for the Exempt Resales assuming (i) that the purchasers who buy the Units in the Exempt Resales are Eligible Purchasers and (ii) the accuracy of the Initial Purchasers' representations contained herein. No form of general solicitation or general advertising was used by the Company, any of the Subsidiary Guarantors or any of their respective representatives (other than the Initial Purchasers, their employees, agents or any other persons acting on their behalf, as to which the Company and the Subsidiary Guarantors make no representation or warranty) in connection with the offer and sale of any of the Securities in connection with Exempt Resales, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same respective classes as the Securities have been issued and sold by the Company or any Subsidiary Guarantors within the six-month period immediately prior to the date hereof.

          (ii) The Company and the Subsidiary Guarantors and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, its subsidiaries or their "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Company or a Subsidiary Guarantor, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company or such Subsidiary Guarantor is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, the Subsidiary Guarantors or any of their ERISA Affiliates. No "employee benefit plan" established or maintained by the Company, the Subsidiary Guarantors or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Company, the Subsidiary Guarantors nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company, the Subsidiary Guarantors or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

          (jj) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, and each amendment or supplement thereto read in conjunction with the Preliminary Offering Memorandum or the Final Offering Memorandum, as applicable, as of its date, contains the information specified in, and meets the requirements of, Rule 144A(d)(4) under the Securities Act.

          (kk) Except as otherwise disclosed in the Offering Memorandum, subsequent to the respective dates as of which information is given in the Offering Memorandum: (i) there has been no Material Adverse Change; (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock; (iv) there has been no capital expenditure or commitment by the Company or any of its subsidiaries exceeding $100,000, either individually or in the aggregate except in the ordinary course of business as generally contemplated by the Offering Memorandum; (v) there has been no change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company or any of its subsidiaries; (vi) there has been no revaluation by the Company or any of its subsidiaries of any of their assets; (vii) there has been no increase in the salary or other compensation payable or to become payable by the Company or any of its subsidiaries to any of their officers, directors, employees or advisors, nor any declaration, payment or commitment or obligation of any kind for the payment by the Company or any of its subsidiaries of a bonus or other additional salary or compensation to any such person; (viii) there has been no amendment or termination of any material contract, agreement or license to which the Company or any subsidiary is a party or by which it is bound; (ix) there has been no waiver or release of any material right or claim of the Company or any subsidiary, including any write-off or other compromise of any material account receivable of the Company or any subsidiary; and (x) there has been no change in pricing or royalties set or charged by the Company or any subsidiary to their respective customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property Rights to the Company or any of its subsidiaries.

          (ll) None of the execution, delivery and performance of this Agreement, the issuance and sale of the Securities, the application of the proceeds from the issuance and sale of the Securities and the consummation of the transactions contemplated thereby as set forth in the Offering Memorandum, will violate Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations.

          (mm) Ernst & Young LLP and Beers & Cutler PLLC, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules included in the Offering Memorandum, are independent public or certified public accountants within the meaning of Regulation S-X under the Securities Act and the Exchange Act.

          (nn) The financial statements, together with the related notes, included in the Offering Memorandum present fairly in all material respects the consolidated financial position of OnePoint Communications, LLC and its consolidated subsidiaries and, to the best knowledge of the Company, Mid-Atlantic Telcom Plus, LLC, as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements of OnePoint Communications, LLC and its consolidated susidiaries, and to the best knowledge of the Company, of Mid-Atlantic Telcom Plus, LLC, have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial data set forth in the Offering Memorandum under the captions "Offering Memorandum Summary--Summary Financial Data," "Selected Financial Data" and "Capitalization" fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Offering Memorandum. The ratios of earnings to fixed charges set forth in the Offering Memorandum under the captions "Offering Memorandum Summary - Summary Financial Data" and "Selected Financial Data" have been calculated in compliance with Item 503(d) of Regulation S-K under the Securities Act.

          (oo) Neither the Company nor any Subsidiary Guarantor intends to, nor believes that it will, incur debts beyond its ability to pay such debts as they mature. The present fair saleable value of the assets of each of the Company and the Subsidiary Guarantors exceeds the amount that will be required to be paid on or in respect of its existing debts and other liabilities (including contingent liabilities) as they become absolute and matured. The assets of each of the Company and the Subsidiary Guarantors do not constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Upon the issuance of the Units, the present fair saleable value of the assets of each of the Company and the Subsidiary Guarantors will exceed the amount that will be required to be paid on or in respect of existing debts and other liabilities (including contingent liabilities) of the Company on a consolidated basis as they become absolute and matured. Upon the issuance of the Units, the assets of each of the Company and the Subsidiary Guarantors will not constitute unreasonably small capital to carry out its businesses as now conducted, including the capital needs of each of the Company and the Subsidiary Guarantors.

          (pp) Except pursuant to this Agreement and the Company's Professional Services Agreement with the VenCom Group, Inc., there are no contracts, agreements or understandings between the Company or the Subsidiary Guarantors and any other person that would give rise to a valid claim against the Company or any Subsidiary Guarantor or either of the Initial Purchasers for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Securities.

          (rr) There are no business relationships or related-party transactions involving the Company or any Subsidiary Guarantor or any other person that would be required to be described in the Offering Memorandum were it to be filed as a part of a Registration Statement on Form S-1 under the Securities Act, which have not been described as would have been so required. The statements (including the assumptions described therein) included in the Offering Memorandum under the headings "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations", to the extent such data constitute forward looking statements as defined in Rule 175(c), were made by the Company with a reasonable basis and reflect the Company's good faith estimate of the matters described therein.

     6. Representations, Warranties and Covenants of the Initial Purchasers. Each of the Initial Purchasers, severally and not jointly represents, warrants and covenants to the Company and agrees that:

          (a) Such Initial Purchaser is a QIB, with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Units.

          (b) Such Initial Purchaser is not acquiring the Units with a view to any distribution thereof that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction.

          (c) No form of general solicitation or general advertising has been or will be used by either of the Initial Purchasers or any of their representatives in connection with the offer and sale of any of the Units, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

          (d) Each of the Initial Purchasers agrees that (A) that they will offer to sell the Units only to, and will solicit offers to buy the Units only from QIBs who in purchasing such Units will be deemed to have represented and agreed that they are purchasing the Units for their own accounts or accounts with respect to which they exercise sole investment discretion and that they or such accounts are QIBs and (B) that such QIBs will acknowledge and agree that such Units will not have been registered under the Securities Act and may be resold, pledged or otherwise transferred only (x)(I) to a person who the seller reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, (II) in a transaction meeting the requirements of Rule 144, (III) outside the United States to a person that is not a U.S. Person (as defined in Rule 902 under the Securities Act) in an offshore transaction meeting the requirements of Rule 904 under the Securities Act, (IV) to an institutional "Accredited Investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) that, prior to such transfer, furnishes to the Trustee and Warrant Agent a signed letter containing certain representations and agreements relating to the Units, Notes and Warrants (the form of such letter can be obtained from the Trustee or Warrant Agent), or (V) in accordance with another exemption from the registration requirements of the Securities Act (in the case of II, III, IV or V, based upon an opinion of counsel if the Company or Trustee, or the "Registrar" or "Transfer Agent" (as such terms are defined in the Indenture) for the Securities so requests), (y) to the Company or (z) pursuant to an effective registration statement under the Securities Act and, in each case, in accordance with any applicable securities laws of any state of the United States and (C) that the holder and each subsequent holder will be required to notify any purchaser of the security evidenced thereby of the resale restrictions set forth in (B) above.

          (e) Each of the Initial Purchasers understands that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 9 hereof, counsel to the Company and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

     7.  Indemnification.

          (a) The Company and the Subsidiary Guarantors, jointly and severally, agree to indemnify and hold harmless (i) each of the Initial Purchasers, (ii) each person, if any, who controls either of the Initial Purchasers within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and (iii) the respective officers, directors, partners, employees, representatives and agents of any of the Initial Purchasers or any controlling person to the fullest extent lawful, from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to reasonable attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchasers expressly for use therein and further provided, that the indemnity agreement provided in this Section 7(a) with respect to any Preliminary Offering Memorandum shall not inure to the benefit of any Initial Purchaser (or to the benefit of any person controlling such Initial Purchaser or any officer, director, partner, employee, representative or agent of such Initial Purchaser) on account of any such loss, liability, claim, damage or expenses arising from the sale of Units by such Initial Purchaser to any person if the untrue statement of material fact or omission or alleged omission to state therein a material fact contained in the Preliminary Offering Memorandum was corrected in the Offering Memorandum and such Initial Purchaser sold Units to that person without sending or giving at or prior to the written confirmation of such sale, a copy of the Offering Memorandum (as then amended or supplemented) if the Company or the Subsidiary Guarantors have previously furnished copies thereof to the Initial Purchasers. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including under this Agreement.

          (b) Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless (i) the Company and the Subsidiary Guarantors, (ii) each person, if any, who controls any of the Company and the Subsidiary Guarantors within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, and (iii) the respective officers, directors, partners, employees, representatives and agents of the Company, the Subsidiary

Guarantors or any controlling person to the fullest extent lawful from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to reasonable attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of either Initial Purchaser expressly for use therein; provided, however, that in no case shall either Initial Purchaser be liable or responsible for any amount in excess of the discounts and commissions received by such Initial Purchaser, as set forth on the cover page of the Offering Memorandum. This indemnity will be in addition to any liability which either Initial Purchaser may otherwise have, including under this Agreement.

          (c)  Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may otherwise have). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case (and where the Initial Purchasers are the indemnified parties, Bear, Stearns & Co. Inc. shall have the right to select such counsel for the Initial Purchasers), but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of counsel shall be borne by the indemnifying parties; provided, however, that the indemnifying party under subsection (a) or (b) above, shall only be liable for the legal expenses of one counsel (in addition to any local counsel) for all indemnified parties in each jurisdiction in which any claim or action is brought. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its prior written consent.

     8. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 is for any reason held to be unavailable or is insufficient to hold harmless a party indemnified thereunder, the Company and the Subsidiary Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company and the Subsidiary Guarantors, any contribution received by the Company and the Subsidiary Guarantors from persons, other than the Initial Purchasers, who may also be liable for contribution, including persons who control the Company and the Subsidiary Guarantors within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) to which the Company, the Subsidiary Guarantors and one or both of the Initial Purchasers may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Subsidiary Guarantors, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Units or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 7, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Subsidiary Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Subsidiary Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as
(x) the total proceeds from the offering of Units (net of discounts but before deducting expenses) received by the Company and the Subsidiary Guarantors and
(y) the discounts received by the Initial Purchasers in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the Company and the Subsidiary Guarantors, on the one hand, and of the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Subsidiary Guarantors or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company, the Subsidiary Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this
Section 8 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (i) in no case shall either of the Initial Purchasers be required to contribute any amount in excess of the amount by which the discount applicable to the Units purchased by such Initial Purchaser pursuant to this Agreement exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, (A) each person, if any, who controls either of the Initial Purchasers within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, (B) the respective officers, directors, partners, employees, representatives and agents of any of the Initial Purchasers or any controlling person shall have the same rights to contribution as such Initial Purchaser, (C) each person, if any, who controls the Company and the Subsidiary Guarantors within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and (D) the respective officers, directors, partners, employees, representatives and agents of the Company and the Subsidiary Guarantors shall have the same rights to contribution as the Company and the Subsidiary Guarantors, subject in each case to clauses (i) and (ii) of this Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section , notify such party or parties from whom contribution may be sought, but the failure to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its prior written consent.

     9. Conditions of Initial Purchasers' Obligations. The several obligations of the Initial Purchasers to purchase and pay for the Units, if any, as provided herein, shall be subject to the satisfaction of the following conditions:

          (a) All of the representations and warranties of the Company and the Subsidiary Guarantors contained in this Agreement shall be true and correct on the date hereof and on the Closing Date with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively. The Company and the Subsidiary Guarantors shall have performed or complied with all of the agreements herein contained and required to be performed or complied with by it at or prior to the Closing Date.

          (b) The Offering Memorandum shall have been printed and copies distributed to the Initial Purchasers not later than 10:00 a.m., New York City time, on the second business day following the date of this Agreement or at such later date and time as to which the Initial Purchasers may agree, and no stop order suspending the qualification or exemption from qualification of the Units, the Notes or the Warrants in any jurisdiction referred to in Section 4(e) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

          (c) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Closing Date, prevent the issuance of the Units, the Notes or the Warrants; no action, suit or proceeding shall have been commenced and be pending against or affecting or, to the best knowledge of the Company and the Subsidiary Guarantors, threatened against, the Company or any of its subsidiaries before any court or arbitrator or any governmental body, agency or official that (1) could reasonably be expected to result in a Material Adverse Effect and (2) has not been disclosed in the Offering Memorandum; and no stop order shall have been issued preventing the use of the Offering Memorandum, or any amendment or supplement thereto, or which could reasonably be expected to have a Material Adverse Effect.

          (d) Since the dates as of which information is given in the Offering Memorandum, (i) there shall not have been any material adverse change, or any development that is reasonably likely to result in a material adverse change, in the capital stock or the long-term debt, or material increase in the short-term debt, of the Company or any of its subsidiaries from that set forth in the Offering Memorandum, (ii) no dividend or distribution of any kind shall have been declared, paid or made by the Company or any of its subsidiaries on any class of its capital stock, (iii) neither the Company nor any of its subsidiaries shall have incurred any liabilities or obligations, direct or contingent, that are material, individually or in the aggregate, to the Company and its subsidiaries, taken as a whole, and that are required to be disclosed on a balance sheet or notes thereto in accordance with generally accepted accounting principles and are not disclosed on the latest balance sheet or notes thereto included in the Offering Memorandum. Since the date hereof and since the dates as of which information is given in the Offering Memorandum, there shall not have occurred any Material Adverse Effect.

          (e) The Initial Purchasers shall have received certificates, dated the Closing Date, signed on behalf of the Company and each Subsidiary Guarantor in form and substance reasonably satisfactory to the Initial Purchasers, confirming, as of the Closing Date, the matters set forth in paragraphs (a),
(b), (c) and (d) of this Section 9.

          (f) The Initial Purchasers shall have received on the Closing Date an opinion, dated the Closing Date, in form and substance satisfactory to the Initial Purchasers and counsel to the Initial Purchasers, of Kirkland & Ellis, counsel for the Company and the Subsidiary Guarantors, to the effect set forth in Exhibit B hereto.

          (g) The Initial Purchasers shall have received an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, of Latham & Watkins, counsel to the Initial Purchasers, covering such matters as are customarily covered in such opinions.

          (h) The Initial Purchasers shall have received an opinion, dated the Closing Date, in form and substance satisfactory to the Initial Purchasers and counsel to the Initial Purchasers, of Wiley, Rein & Fielding, regulatory counsel to the Company and the Subsidiary Guarantors, to the effect set forth in Exhibit C hereto.

          (i) The Initial Purchasers shall have received opinions from the law firms listed on Exhibit D hereto, dated the Closing Date, in the form of draft opinions previously provided to the Initial Purchasers.

          (j) At the time this Agreement is executed and at the Closing Date, the Initial Purchasers shall have received from Ernst & Young LLP and Beers & Cutler, PLLC, each independent public accountants, dated as of the date of this Agreement and as of the Closing Date, customary comfort letters addressed to the Initial Purchasers and in form and substance satisfactory to the Initial Purchasers and counsel to the Initial Purchasers with respect to the financial statements and certain financial information of the Company and the Subsidiary Guarantors contained in the Offering Memorandum.

          (k) Latham & Watkins shall have been furnished with such documents, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this
Section 9 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

          (l) Prior to the Closing Date, the Company and the Subsidiary Guarantors shall have furnished to the Initial Purchasers such further information, certificates and documents as the Initial Purchasers may reasonably request.

          (m) The Company, the Subsidiary Guarantors and the Trustee shall have entered into the Indenture and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

          (n) The Company and the Subsidiary Guarantors shall have entered into the Registration Rights Agreement and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

          (o) The Company shall have entered into the Warrant Agreement and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

          (p) The Company shall have entered into the Warrant Registration Rights Agreement and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

          (q) The Company and the Trustee shall have entered into the Pledge Agreement and the Initial Purchasers shall have received counterparts conformed as executed thereof.

          All opinions, certificates, letters and other documents required by this Section 9 to be delivered by the Company and the Subsidiary Guarantors will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Initial Purchasers. The Company and the Subsidiary Guarantors will furnish the Initial Purchasers with such conformed copies of such opinions, certificates, letters and other documents as it shall reasonably request.

     10. Initial Purchasers' Information. The Company, the Subsidiary Guarantors and the Initial Purchasers severally acknowledge that the statements with respect to the offering of the Units set forth in the third paragraph, the fourth and fifth sentences of the fourth paragraph and the fifth paragraph under the caption "Plan of Distribution" in the Offering Memorandum constitute the only information furnished in writing by the Initial Purchasers expressly for use in the Offering Memorandum.

     11. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Initial Purchasers, the Company and the Subsidiary Guarantors contained in this Agreement, including the agreements contained in Sections 4(f) and 12(d), the indemnity agreements contained in
Section 7 and the contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Initial Purchasers or any controlling person thereof or by or on behalf of the Company or any controlling person thereof, and shall survive delivery of and payment for the Units to and by the Initial Purchasers. The representations contained in Sections 5 and 6 and the agreements contained in Sections 4(f), 7, 8 and 12(d) shall survive the termination of this Agreement, including any termination pursuant to Section 12.

     12.  Effective Date of Agreement; Termination.

          (a) This Agreement shall become effective upon execution and delivery of a counterpart hereof by each of the parties hereto.

          (b) The Initial Purchasers shall have the right to terminate this Agreement at any time prior to the Closing Date by notice to the Company from the Initial Purchasers, without liability (other than with respect to Sections 7 and 8) on the Initial Purchasers' part to the Company if, on or prior to such date, (i) the Company or any Subsidiary Guarantor shall have failed, refused or been unable to perform in any material respect any agreement on its part to be performed hereunder, (ii) any other condition to the obligations of the Initial Purchasers hereunder as provided in Section 9 is not fulfilled when and as required in any material respect, (iii) in the reasonable judgment of the Initial Purchasers any material adverse change shall have occurred since the respective dates as of which information is given in the Offering Memorandum in the condition (financial or otherwise), business, properties, assets, liabilities, prospects, net worth, results of operations or cash flows of the Company and the Subsidiary Guarantors taken as a whole, other than as set forth in the Offering Memorandum, or (iv)(A) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Initial Purchasers will in the immediate future materially disrupt, the market for the Company's securities or for securities in general; or (B) trading in securities generally on the New York or American Stock Exchanges shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been established, or maximum ranges for prices for securities shall have been required, on such exchange, or by such exchange or other regulatory body or governmental authority having jurisdiction; or (C) a banking moratorium shall have been declared by Federal or state authorities, or a moratorium in foreign exchange trading by major international banks or persons shall have been declared; or (D) there is an outbreak or escalation of armed hostilities involving the United States on or after the date hereof, or if there has been a declaration by the United States of a national emergency or war, the effect of which shall be, in the Initial Purchasers' judgment, to make it inadvisable or impracticable to proceed with the offering or delivery of the Units on the terms and in the manner contemplated in the Offering Memorandum; or (E) there shall have been such a material adverse change in general economic, political or financial conditions or if the effect of international conditions on the financial markets in the United States shall be such as, in the Initial Purchasers' judgment, makes it inadvisable or impracticable to proceed with the delivery of the Units as contemplated hereby.

          (c) Any notice of termination pursuant to this Section 12 shall be by telephone, telex, telephonic facsimile, or telegraph, confirmed in writing by letter.

          (d) If this Agreement shall be terminated pursuant to any of the provisions of Section 12(b)(i)-(iii) hereof, or if the sale of the Units provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company or any Subsidiary Guarantor to perform any agreement herein or comply with any provision hereof, the Company and the Subsidiary Guarantors will, subject to demand by the Initial Purchasers, reimburse the Initial Purchasers for all out-of-pocket expenses (including the reasonable fees and expenses of Initial Purchasers' counsel), incurred by the Initial Purchasers in connection herewith.

     13. Notice. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to the Initial Purchasers shall be mailed, delivered, or telexed, telegraphed or telecopied and confirmed in writing to Bear, Stearns & Co. Inc. and NationsBanc Montgomery Securities LLC, c/o Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention: Corporate Finance Department, telecopy number: (212) 272-3092, with a copy, which shall not constitute notice, to Latham & Watkins, Attn:
Christopher D. Lueking, Sears Tower, Suite 5800, Chicago, Illinois 60606; telecopy number: (312) 993-9767; and if sent to the Company or the Subsidiary Guarantors, shall be mailed, delivered or telexed, telegraphed or telecopied and confirmed in writing to OnePoint Communications Corp., 2201 Waukegan Road, Suite E-200, Bannockburn, Illinois 60015, Attention: Chief Executive Officer, telecopy number: (847) 374-1070, with a copy, which shall not constitute notice, to Kirkland & Ellis, 200 East Randolph Drive, Chicago, Illinois 60601, Attn: Laurie Gunther, telecopy number: (312) 861-2200.

     14. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Initial Purchasers, the Company and the Subsidiary Guarantors and the controlling persons and agents referred to in Sections 6 and 7, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Units from the Initial Purchasers.

     15. Construction. This Agreement shall be construed in accordance with the internal laws of the State of New York without giving any effect to any provisions thereof relating to conflicts of law. TIME IS OF THE ESSENCE IN THIS AGREEMENT.

     16. Captions. The captions included in this Agreement are included solely for convenience of reference and are not to be considered a part of this Agreement.

     17. Counterparts. This Agreement may be executed in various counterparts which together shall constitute one and the same instrument.

                          [Signature page to follow]

     If the foregoing correctly sets forth the understanding among the Initial Purchasers, the Company and the Subsidiary Guarantors, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                    Very truly yours,

                    ONEPOINT COMMUNICATIONS CORP.


                    By: /s/ James A. Otterbeck
                        ---------------------------------
                        Name:
                        Title: Chairman and Chief Executive Officer


                    ONEPOINT COMMUNICATIONS HOLDINGS, LLC

                       By:   ONEPOINT COMMUNICATIONS CORP.,
                             its Manager

                       By:   /s/ James A. Otterbeck
                             ---------------------------------
                             Name:
                             Title: Chairman and Chief Executive Officer


                    ONEPOINT COMMUNICATIONS - GEORGIA, LLC

                       By:   ONEPOINT COMMUNICATIONS CORP.,
                             its Manager

                       By:   /s/ James A. Otterbeck
                             ---------------------------------
                             Name:
                             Title: Chairman and Chief Executive Officer





                    [SIGNATURE PAGE TO PURCHASE AGREEMENT]

                    ONEPOINT COMMUNICATIONS - ILLINOIS, LLC

                       By:   ONEPOINT COMMUNICATIONS CORP.,
                             its Manager

                       By:   /s/ James A. Otterbeck
                             ---------------------------------
                             Name:
                             Title: Chairman and Chief Executive Officer



                    ONEPOINT COMMUNICATIONS - COLORADO, LLC

                       By:   ONEPOINT COMMUNICATIONS CORP.,
                             its Manager

                       By:   /s/ James A. Otterbeck
                             ---------------------------------
                             Name:
                             Title: Chairman and Chief Executive Officer


                    VIC-RMTS-DC, LLC

                       By:   ONEPOINT COMMUNICATIONS
                             HOLDINGS, LLC, its Manager

                       By:   ONEPOINT COMMUNICATIONS
                             CORP., its Manager

                       By:   /s/ James A. Otterbeck
                             ---------------------------------
                             Name:
                             Title: Chairman and Chief Executive Officer



                     [SIGNATURE PAGE TO PURCHASE AGREEMENT]

Accepted and agreed to as of
the date first above written:

BEAR, STEARNS & CO. INC.,
on behalf of the Initial Purchasers


By: /s/ J. Andrew Bugas
    ---------------------------------

   Name:
   Title: Senior Managing Director


                    [SIGNATURE PAGE TO PURCHASE AGREEMENT]

                                Schedule I

                                                                 Number of
                                                                  Units to
                                                                be Purchased
Initial Purchaser                                               ------------

Bear, Stearns & Co. Inc..........................................  113,750
NationsBanc Montgomery Securities LLC............................   61,250
                                                   Total:          175,000

                                   Exhibit A

                             Subsidiary Guarantors


     OnePoint Communications Holdings, LLC

     OnePoint Communications - Georgia, LLC

     OnePoint Communications - Illinois, LLC

     OnePoint Communications - Colorado, LLC

     VIC-RMTS-DC, LLC

                                   Exhibit B

                      Form of Opinion of Kirkland & Ellis

                                   Exhibit C

                   Form of Opinion of Wiley, Rein & Fielding,
                       regulatory counsel of the Company

                                   Exhibit D


Snell & Wilmer - Arizona
Meyer, Capel, Hirschfeld, Muncy, Jahn & Aldeen, P.C. - Illinois
Troutman Sanders LLP - Georgia
LeBouf, Lamb, Greene & MacRae, L.L.P. - Colorado
Holland & Knight LLP - Florida
Amos & Jeffries & Robinson, L.L.P. - North Carolina
Block, Schorn and Solis-Cohen LLP - Pennsylvania
Piper & Marbury L.L.P - Maryland, Delaware, District of Columbia
Mezzullo & McCandlish - Virginia

                                   Exhibit E

                              Forms of Opinions of
                    state regulatory counsel of the Company